EXHIBIT 99.2




FOR IMMEDIATE RELEASE                     CONTACT:  RONN TOROSSIAN/ERIC GOTTLIEB
                                                    THE MWW GROUP
                                                    212-704-9727
                                                    RONN@MWW.COM/ERICG@MWW.COM


          MEDSTRONG INTERNATIONAL CORPORATION ANNOUNCES ITS WITHDRAWAL
                    FROM THE ACQUISITION OF ELDERPAIRS, INC.


Rancho Palos Verdes, California, April 10, 2002 -- MedStrong International Corporation, (OTC Bulletin Board: MSRG and MSRGW) today announced that it has withdrawn its offer to acquire ElderPairs, Inc. The Company made this determination after its review of ElderPairs' operating results in the course of its due diligence.

Joel San Antonio, Chairman of MedStrong commented, "We remain very interested in the ElderPairs concept and will closely monitor the ongoing results for future consideration." Mr. San Antonio further stated, "At this time, with the continuing concern in America over emergency preparedness, we feel it is in the best interest of MedStrong to focus our attention and devote our resources to the emergency preparedness (PDQ) Online Medical Records product to ensure its success"

Recently, the Company announced its PDQ Online Medical Records product is available to all police, fire fighters, and emergency personnel across America at no charge.

ABOUT MEDSTRONG INTERNATIONAL CORPORATION
-----------------------------------------
MedStrong International Corporation has developed a comprehensive database to store and transfer patient medical records in a secure environment and the software necessary to transfer the information over the Internet allowing for data retrieval. Their Website was formally launched in July 2001. In addition, MedStrong's offering addresses the emergency and catastrophe segment of healthcare through the availability of medical records anytime, anywhere in the world. The first subscriber sales occurred in the second quarter of 2001.

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MedStrong  provides  consumers  the  ability  to store  and have  access  to, or authorize another individual to have access to his or her medical records at any time from anywhere that has Internet access. MedStrong intends this service to provide a consumer with the benefit of having all of his or her medical information in one place so that any attending emergency doctor may access the information when seconds count. This will enhance the quality of patient care in doctors' offices and in emergency rooms across the country and allow doctors to obtain patient medical information, when authorized, through the Internet saving the time and cost of physically transporting medical records between doctors' offices.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING, BUT ARE NOT LIMITED TO, BUSINESS CONDITIONS IN THE MARKET AREAS WE TARGET, COMPETITIVE FACTORS, CUSTOMER DEMAND FOR OUR SERVICES, AND OUR ABILITY TO EXECUTE OUR PLANS SUCCESSFULLY. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS MADE BY, OR ON BEHALF OF, THE COMPANY. ADDITIONAL INFORMATION ON FACTORS THAT MAY AFFECT THE BUSINESS AND FINANCIAL RESULTS OF THE COMPANY CAN BE FOUND IN FILINGS OF THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.